Exhibit 99.1

ASIAINFO SIGNS AGREEMENT TO ACQUIRE

ZHEDA LANDE’S TELECOM OPERATION SUPPORT BUSINESS GROUP

Acquisition Represents Market Breakthrough in China Telecom Market

BEIJING/SANTA CLARA, Calif. – November 17, 2005 – AsiaInfo Holdings, Inc. (NASDAQ: ASIA), a leading provider of telecom software solutions and security products and services in China, today announced that the Company has signed an agreement to acquire Zheda Lande Scitech Limited’s (“Zheda Lande”) telecommunications operation support business group.

Steve Zhang, AsiaInfo’s President and Chief Executive Officer said, “Today’s announcement enhances AsiaInfo’s leading telecom software solutions offering, and furthers our strategic focus on our profitable core businesses. We believe that this acquisition will open the door to increasing our telecom software market share, especially in the China Telecom market.”

According to the terms of the agreement, AsiaInfo will acquire all assets and operating contracts from Zheda Lande’s telecom operation support business group, as well as have license rights to certain software held by Zheda Lande.

About Zheda Lande

Zheda Lande was incorporated as a joint stock company with limited liability in the People’s Republic of China in November 1996. Zheda Lande is principally engaged in the provision of telecommunication software solutions and value added services.

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality telecom software solutions and security products and services to some of China’s largest enterprises as well as many small and medium sized companies in China. An established leader in the Chinese telecommunications industry, AsiaInfo became a leading provider of security products and services in China with the acquisition of Lenovo’s non-telecom related IT services business in 2004.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved major operations to China in 1995 and played a significant role in the construction of the national backbones and provincial access networks for all of China’s major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. Since 1998, AsiaInfo has continued diversifying its product offerings and is now a major provider of telecom software solutions in China.

For more information about AsiaInfo, please visit www.asiainfo.com.

The information contained in this document is as of November 17, 2005. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in our periodic reports on Forms 10-Q and 8-K (if any) filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For Investors:

Eileen Chu

AsiaInfo Technologies (China), Inc.

ir@asiainfo.com

(+8610) 8216-6017

For Media:

Cyrus Kanga

Ogilvy Public Relations Worldwide

Cyrus.Kanga@ogilvy.com

(+8610) 8520-6553